ShoreTel Reports Financial Results for Fourth Quarter and Fiscal Year 2015

Record Revenue and Profitability in Fourth Quarter 2015;

ShoreTel Connect, Company's New Common Platform, to Rollout in September 2015 Quarter

SUNNYVALE, Calif., Aug. 5, 2015 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple phone systems and unified communications (UC) solutions, today announced financial results for its fiscal fourth quarter and fiscal year 2015, which ended June 30, 2015.

For the fourth quarter of fiscal 2015, total revenue was a record $94.4 million, an increase of 7 percent compared to the fourth quarter of fiscal 2014. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other adjustments and related tax changes, for the fourth quarter of fiscal year 2015, was a record $7.8 million, or $0.12 per diluted share. This compares with a non-GAAP net income of $4.9 million, or $0.08 per diluted share, in the fourth quarter of fiscal 2014. GAAP net income was $4.8 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2015, compared with a GAAP net income of $2.1 million, or $0.03 per diluted share, in the fourth quarter of fiscal 2014.

"Fiscal 2015 was a year of strategic investments, geographic expansion and a significant shift towards recurring revenue," said Don Joos, president and CEO of ShoreTel. "We will rollout ShoreTel Connect later this quarter, and achieving this key milestone is an important step in realizing our vision of delivering a single solution to all customers whether they choose to operate in the cloud, onsite or in a hybrid environment."

"During the fiscal year we continued to achieve revenue growth, expand our non-GAAP gross margins and generate record non-GAAP profitability which collectively strengthened our balance sheet. We are increasingly well positioned, competitively and financially, to execute our strategic plan in fiscal 2016," said Mike Healy, SVP and CFO of ShoreTel.

Fourth Quarter of Fiscal 2015 Financial Highlights

Recurring revenues, which consist of all hosted and related services revenue plus support revenues, represented 48 percent of total revenue in the fourth quarter of fiscal 2015 and reached an annualized value of $180 million; an increase of 16 percent compared to the fourth quarter of fiscal 2014.

Non-GAAP total gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, for the fourth quarter of fiscal year 2015, was 63.8 percent, compared with 61.1 percent in the year-ago period. GAAP gross margin for the fourth quarter of fiscal year 2015 was 63.2 percent compared with 59.6 percent in the fourth quarter of fiscal year 2014.

Hosted revenues of $28.5 million were up 19 percent year-over-year and 5 percent sequentially. Non-GAAP hosted gross margin increased to 51.6 percent in the fourth quarter of fiscal 2015, compared with 43.7 percent in the fourth quarter of fiscal 2014. GAAP hosted gross margin for the fourth quarter of fiscal year 2015 was 46.7 percent, compared with 39.4 percent in the fourth quarter of fiscal year 2014. The total number of installed customer seats increased 18 percent over the fourth quarter of fiscal 2014 to approximately 178,900. Hosted revenue churn dropped to approximately 4 percent annualized in the fourth quarter of fiscal 2015.

Product revenues of $47.2 million were flat year-over-year and up 20 percent sequentially. Non-GAAP product gross margin was 65.9 percent in the fourth quarter of fiscal 2015, compared with 64.6 percent in the fourth quarter of fiscal 2014. GAAP product gross margin for the fourth quarter of fiscal year 2015 was 67.8 percent, compared with 64.0 percent in the fourth quarter of fiscal year 2014. The fourth quarter 2015 GAAP gross margin includes a benefit of $0.9 million related to the settlement of a patent dispute previously reserved for in the fiscal third quarter of 2015.

Support and services revenues of $18.7 million were up 8 percent year-over-year and 2 percent sequentially. Non-GAAP support and service gross margin was 77.3 percent in the fourth quarter of fiscal 2015, compared with 75.9 percent in the fourth quarter of fiscal 2014. GAAP support and service gross margin for the fourth quarter of fiscal year 2015 was 76.8 percent, compared with 75.4 percent in the fourth quarter of fiscal year 2014.

As of June 30, 2015 the company had $90.2 million in cash, cash equivalents and short-term investments and no outstanding debt. The company generated $6.5 million in cash flow from operations in the quarter ended June 30, 2015.

Fiscal Year 2015 Financial Highlights

Total revenues for fiscal 2015 were $360.7 million, up 6 percent compared to fiscal 2014. Recurring revenues, which consist of all hosted and related services revenue plus support revenues, represented 47 percent of total revenue in fiscal 2015 compared to 42 percent in fiscal 2014.

Non-GAAP total gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, for the fiscal year 2015, was 62.6 percent, compared with 61.1 percent in fiscal year 2014. GAAP total gross margin for the fiscal year 2015 was 60.6 percent, compared with 59.4 percent in fiscal year 2014.

Hosted revenues for fiscal 2015 were $106.4 million, up 19.4 percent compared to fiscal 2014. Non-GAAP hosted gross margin was 47.3 percent in fiscal 2015, compared with 42.0 percent in fiscal 2014. GAAP hosted gross margin for the fiscal year 2015 was 42.4 percent, compared with 37.7 percent in the fiscal year 2014.

Product revenues for fiscal 2015 were $181.3 million, down 2 percent compared to fiscal 2014. Non-GAAP product gross margin was 65.9 percent in fiscal 2015, compared with 65.2 percent in fiscal 2014. GAAP product gross margin for the fiscal 2015 was 65.1 percent, compared with 64.6 percent in the fiscal 2014.

Support and services revenues for fiscal 2015 were $73.0 million, up 11 percent compared to fiscal 2014. Non-GAAP support and service gross margin was 76.8 percent in fiscal 2015, compared with 75.2 percent in fiscal 2014. GAAP support and service gross margin for the fiscal 2015 was 76.1 percent, compared with 74.3 percent in the fiscal 2014.

Non-GAAP net income for the fiscal year 2015 was a record $20.6 million, or $0.31 per diluted share. This compares with a non-GAAP net income of $14.7 million, or $0.23 per diluted share in fiscal 2014. GAAP net loss in fiscal 2015 was $4.3 million, or $0.07 per diluted share, compared with a GAAP net loss of $1.0 million, or $0.02 per diluted share in fiscal 2014. The fiscal 2015 GAAP net loss includes $10.2 million in unusual charges, $8.4 million in stock-based compensation charges and $7.0 million in amortization of acquisition related intangibles.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
Recurring Revenue as a Percent of Total Revenue	48%	51%	46%	44%	44%

Annual Recurring Revenue Run Rate (in millions)	$ 179.5	$ 172.9	$ 165.9	$ 160.1	$ 154.4

Cloud Average Monthly Recurring Revenue Per Customer	$ 2,387	$ 2,370	$ 2,357	$ 2,391	$ 2,434

Cloud Monthly Average Revenue Per User (ARPU)	$ 54	$ 53	$ 52	$ 53	$ 55

Cloud Average # of Seats per Customer	44	44	45	45	45

Cloud Revenue Churn Rate Annualized	4.4%	7.9%	4.5%	2.3%	4.9%

Non-GAAP Gross Margin-Product	65.9%	65.2%	67.0%	65.5%	64.6%

Non-GAAP Gross Margin-Hosted and related services	51.6%	49.5%	45.4%	42.1%	43.7%

Non-GAAP Gross Margin-Support and Services	77.3%	75.8%	77.0%	77.0%	75.9%

Total Company Headcount	1,063	1,068	1,010	989	954

Fourth Quarter of Fiscal 2015 Business Highlights

Gartner Positions ShoreTel in the "Leaders" Quadrant of the Magic Quadrant for Unified Communications for Midsize Enterprises, North America

Earlier this year ShoreTel was positioned by Gartner®, Inc. in the "Leaders" quadrant of the "Magic Quadrant for Unified Communications for Midsize Enterprises, North America1."

This is the first Magic Quadrant focused on UC for the midsize enterprise in North America, with Gartner evaluating 10 UC solution providers targeted to midsize businesses, defined as companies with between 100-999 employees. "Completeness of vision" evaluation criteria included market understanding, marketing strategy, sales strategy, and vertical industry strategy. "Ability to execute" evaluation criteria included product/service, sales execution and pricing, and customer experience.

ShoreTel Launches Cloud UC and Contact Center Offering for UK, Available Through Leading Channel Partners

ShoreTel recently launched a cloud UC and Contact Center offering in the UK. ShoreTel Cloud for Partners, which is based on ShoreTel's award-winning platform and user experience capabilities, is offered through ShoreTel's UK channel partners. The initial partners are Softcat, Solar Communications™ and Incom™. This supports the ShoreTel strategy of providing the greatest choice and flexibility for customers looking to implement unified communications solutions.

Now, not only can UK customers purchase, deploy and manage ShoreTel systems onsite, they may also choose to have those solutions delivered from the cloud by partners as a subscription service. The solution has also been designed specifically to meet the requirements of the ShoreTel channel by complementing their existing access, call bundles and other managed services, enabling them to create complete end-to-end managed services.

ShoreTel, Ingram Micro and HP Team to Provide Unified Communications Solutions for SMBs

ShoreTel expanded its relationship with Ingram Micro Inc. to include the ShoreTel Sky® solution, with Ingram Micro now the second distributor to offer both ShoreTel premises- and cloud-based solutions to channel partners in the U.S. In addition, ShoreTel, Ingram Micro Inc. and HP announced they will jointly bring to market unified communications offerings for small- to medium-sized businesses. The new solution sets are sold through Ingram Micro's channel partner network and will include ShoreTel cloud services and HP routers and POE switches.

ShoreTel Provides the Lowest First and Five-Year Costs for IP Telephony and UC Deployments, According to Nemertes Research

Nemertes Research's annual IP Telephony and UC study found that ShoreTel delivers the lowest first-year and five-year costs for IP telephony and on-premises Unified Communications against eight competitors.

ShoreTel also maintains the lowest first-year operational costs for all size rollouts, as well as the lowest five-year TCO for 200, 1,500 and 10,000 endpoints. For on-premises UC deployments, ShoreTel has the lowest operational and implementation costs.

Industry Veteran Eugenia Corrales Joins as Senior Vice President, Product

Last week ShoreTel announced that Eugenia Corrales has been appointed to the role of Senior Vice President, Product. Reporting to President and CEO Don Joos, she is responsible for the ShoreTel product roadmap, product management, product development, product quality as well as network infrastructure for the ShoreTel hosted solution.

Corrales is a tech industry veteran with over 25 years of experience in developing innovative products, establishing business development capabilities, and building operational excellence.

ShoreTel Mobility App for Apple Watch

ShoreTel Mobility is among the first UC applications available for the Apple Watch™. ShoreTel Mobility is a proven software application that enables businesses to integrate iPhones® and iPads® with their existing enterprise phone systems, bringing mobile workers the same productivity-boosting features that unify communications for workers in the office.

Apple Watch owners can stay connected with ShoreTel Mobility on the go, without taking their iPhone from their pocket. The smartly designed ShoreTel Mobility home screen on the watch allows users to access commonly used UC functions, such as viewing any unread instant messages, accessing favorites, and joining a meeting. For instance, when weaving through a crowded airport, the app will deliver a notification on the user's wrist for when a conference call is about to begin, and with one simple tap, the user is automatically dialed-in, authenticated and ready to participate on the call or video.

Business Outlook

ShoreTel is providing the following outlook for its fiscal first quarter of 2016 ending September 30, 2015:

  Total revenue is expected to be in the range of $86 million to $91 million.
  Non-GAAP gross margin, which excludes approximately one and one-half percentage points in stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, is expected to be in the range of 62 percent to 63 percent.  GAAP total gross margin is expected to be in the range of 60.5 percent to 61.5 percent.
  Non-GAAP operating expenses, which exclude approximately $2.5 million in stock-based compensation expenses, amortization of acquisition-related intangibles and other adjustments, are expected to be in the range of $52 million to $53 million.  GAAP total operating expenses are expected to be in the range of $54.5 million to $55.5 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Wednesday, August 5, 2015. To access the conference call, dial + 1-866-652-5200 for callers in the U.S. or + 1-412-317-6060 for international callers and ask to join the ShoreTel call.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until August 13, 2015 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10069850.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax changes, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax changes, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth, and statements regarding partners, product and technology introductions and their timing for release, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins and operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premise products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2014, and in its Form 10-Q for the quarter ended March 31, 2015.

Gartner Disclaimer:

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions powering today's always-on workforce. Its flexible communications solutions for on-premises, cloud and hybrid environments eliminate complexity, reduce costs and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Sky and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. Gartner is a trademark of Gartner, Inc. Solar Communications is a trademark of Solar Communications Ltd and Incom is a trademark of Incom Business Systems Limited. HP is a registered trademark of Hewlett-Packard Development Company, L. P. iPad and iPhone are registered trademarks of Apple Inc. Apple Watch is a trademark of Apple Inc. All other trademarks, trade names and service marks herein are the property of their respective owners.

[1] Gartner "Magic Quadrant for Unified Communications for Midsize Enterprises, North America" by Megan Marek Fernandez, Sorell Slaymaker, May 5, 2015.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	June 30,	June 30,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$ 82,162	$ 53,472
Short-term investments	8,025	2,673
Accounts receivable - net	36,494	33,758
Inventories	15,053	26,501
Indemnification asset	-	5,606
Prepaid expenses and other current assets	11,616	7,991
Total current assets	153,350	130,001

Property and equipment - net	20,419	19,601
Goodwill	122,750	122,750
Intangible assets	22,217	28,479
Other assets	3,793	3,119
Total assets	$ 322,529	$ 303,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 16,452	$ 16,975
Accrued liabilities and other	19,374	13,399
Accrued employee compensation	15,311	16,527
Accrued taxes and surcharges	9,902	12,186
Deferred revenue	49,624	46,937
Total current liabilities	110,663	106,024

Long-term deferred revenue	17,624	17,539
Other long-term liabilities	4,014	2,994
Total liabilities	132,301	126,557

Stockholders' equity:

Common stock	361,695	344,547
Accumulated deficit	(171,467)	(167,154)
Total stockholders' equity	190,228	177,393

Total liabilities and stockholders' equity	$ 322,529	$ 303,950

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue:
Product	$ 47,191	$ 47,303	$ 181,272	$ 184,952
Hosted and related services	28,526	24,053	106,400	89,128
Support and services	18,672	17,263	73,017	65,712
Total revenue	94,389	88,619	360,689	339,792
Cost of revenue:
Product	15,215	17,016	63,253	65,470
Hosted and related services	15,200	14,567	61,329	55,535
Support and services	4,337	4,240	17,453	16,866
Total cost of revenue	34,752	35,823	142,035	137,871
Gross profit	59,637	52,796	218,654	201,921
Gross profit %	63.2%	59.6%	60.6%	59.4%

Operating expenses:
Research and development	12,862	12,717	53,352	49,758
Sales and marketing	31,365	27,996	118,931	110,977
General and administrative	9,897	9,850	39,778	40,356
Settlements and defense fees	-	-	8,475	-
Total operating expenses	54,124	50,563	220,536	201,091
Income (loss) from operations	5,513	2,233	(1,882)	830
Other income (expense), net	(262)	(191)	(1,470)	(1,280)
Income (loss) before provision for (benefit from) income tax	5,251	2,042	(3,352)	(450)
Provision for (benefit from) income tax	494	(101)	961	586
Net income (loss)	$ 4,757	$ 2,143	$ (4,313)	$ (1,036)
Net income (loss) per share:
Basic	$ 0.07	$ 0.03	$ (0.07)	$ (0.02)
Diluted	$ 0.07	$ 0.03	$ (0.07)	$ (0.02)

Shares used in computing net income (loss) per share:
Basic	64,836	62,689	63,953	61,191
Diluted	66,316	64,467	63,953	61,191

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30,				June 30,
	2015		2014		2015		2014
GAAP Product gross profit	$ 31,976		$ 30,287		$ 118,019		$ 119,482
Stock-based compensation charges	13	(a)	10	(a)	74	(a)	69	(a)
Amortization of acquisition-related intangibles	8	(b)	265	(b)	395	(b)	1,069	(b)
Litigation, settlements and defense fees	(899)	(e)	-	(e)	1,000	(e)	-	(e)
Non-GAAP Product gross profit	$ 31,098		$ 30,562		$ 119,488		$ 120,620
Non-GAAP Product gross margin	65.9%		64.6%		65.9%		65.2%

GAAP Hosted and related services gross profit	$ 13,326		$ 9,486		$ 45,071		$ 33,593
Stock-based compensation charges	294	(a)	199	(a)	1,215	(a)	626	(a)
Amortization of acquisition-related intangibles	826	(b)	834	(b)	3,327	(b)	3,234	(b)
Litigation, settlements and defense fees	268	(e)	-	(e)	750	(e)	-	(e)
Non-GAAP Hosted and related services gross profit	$ 14,714		$ 10,519		$ 50,363		$ 37,453
Non-GAAP Hosted and related services gross margin	51.6%		43.7%		47.3%		42.0%

GAAP Support and services gross profit	$ 14,335		$ 13,023		$ 55,564		$ 48,846
Stock-based compensation charges	103	(a)	84	(a)	497	(a)	569	(a)
Non-GAAP Support and services gross profit	$ 14,438		$ 13,107		$ 56,061		$ 49,415
Non-GAAP Support and services gross margin	77.3%		75.9%		76.8%		75.2%

GAAP total gross profit	$ 59,637		$ 52,796		$ 218,654		$ 201,921
Stock-based compensation charges	410	(a)	293	(a)	1,786	(a)	1,264	(a)
Amortization of acquisition-related intangibles	834	(b)	1,099	(b)	3,722	(b)	4,303	(b)
Litigation, settlements and defense fees	(631)	(e)	-	(e)	1,750	(e)	-	(e)
Non-GAAP total gross profit	$ 60,250		$ 54,188		$ 225,912		$ 207,488
Non-GAAP total gross margin	63.8%		61.1%		62.6%		61.1%

GAAP income (loss) from operations	$ 5,513		$ 2,233		$ (1,882)		$ 830
Stock-based compensation charges	2,103	(a)	1,390	(a)	8,413	(a)	7,316	(a)
Amortization of acquisition-related intangibles	1,655	(b)	1,920	(b)	7,008	(b)	7,728	(b)
Severance and Other	-	(c)	-	(c)	-	(c)	1,019	(c)
Litigation, settlements and defense fees	(631)	(e)	-	(e)	10,225	(e)	-	(e)
Non-GAAP income from operations	$ 8,640		$ 5,543		$ 23,764		$ 16,893

GAAP net income (loss)	$ 4,757		$ 2,143		$ (4,313)		$ (1,036)
Stock-based compensation charges	2,103	(a)	1,390	(a)	8,413	(a)	7,316	(a)
Amortization of acquisition-related intangibles	1,655	(b)	1,920	(b)	7,008	(b)	7,728	(b)
Severance and Other	-	(c)	-	(c)	-	(c)	1,019	(c)
Interest charge from change in fair value of purchase consideration	-	(d)	-	(d)	-	(d)	111	(d)
Litigation, settlements and defense fees	(631)	(e)	-	(e)	10,225	(e)	-	(e)
Deferred tax benefit (provision) arising from tax impact of above items	(76)	(f)	(596)	(f)	(722)	(f)	(433)	(f)
Non-GAAP net income	$ 7,808		$ 4,857		$ 20,611		$ 14,705

Non-GAAP net income per share:
Basic	$ 0.12		$ 0.08		$ 0.32		$ 0.24
Diluted	$ 0.12		$ 0.08		$ 0.31		$ 0.23

Shares used in computing net income per share:
Basic	64,836		62,689		63,953		61,191
Diluted	66,316		64,467		65,584		63,109

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Twelve Months Ended
		June 30,		June 30,
		2015	2014	2015	2014
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 13	$ 10	$ 74	$ 69
	Cost of hosted and related services revenue	294	199	1,215	626
	Cost of support and services revenue	103	84	497	569
	Research and development	428	322	1,928	1,704
	Sales and marketing	565	363	2,391	1,996
	General and administrative	700	412	2,308	2,352
		$ 2,103	$ 1,390	$ 8,413	$ 7,316

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 8	$ 265	$ 395	$ 1,069
	Cost of hosted and related services	826	834	3,327	3,234
	Sales and marketing	821	821	3,286	3,315
	General and administrative	-	-	-	110
		$ 1,655	$ 1,920	$ 7,008	$ 7,728

(c)	Severance and other expense included in:
	Research and development	$ -	$ -	$ -	$ 674
	Sales and marketing	-	-	-	172
	General and administrative	-	-	-	173
		$ -	$ -	$ -	$ 1,019

(d)	Interest charge from change in fair value of purchase consideration included in Other Expense	$ -	$ -	$ -	$ 111

(e)	Litigation, settlements and defense fees included in:
	Cost of product revenue	$ (899)	$ -	$ 1,000	$ -
	Cost of hosted and related services	268	-	750	-
	General and administrative	-	-	8,475	-
		$ (631)	$ -	$ 10,225	$ -

(f)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (e) above.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q1 2016 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	September 30, 2015

	High	Low
GAAP gross profit %	60.5%	61.5%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.5%	1.5%
Non-GAAP gross profit %	62.0%	63.0%

Total GAAP operating expenses	$ 54.5	$ 55.5
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	$ 2.5	$ 2.5
Total non-GAAP operating expenses	$ 52.0	$ 53.0

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